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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 27, 2005
                        (Date of earliest event reported)

                        EQUITY LIFESTYLE PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)


           MARYLAND                     1-11718                 36-3857664
(State or other jurisdiction of       (Commission             (IRS Employer
 incorporation or organization)         File No.)         Identification Number)

TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                  60606
(Address of principal executive offices)                    (Zip Code)

                                 (312) 279-1400
              (Registrant's telephone number, including area code)

================================================================================

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

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ITEM 8.01         OTHER EVENTS

         Equity LifeStyle Properties, Inc. announced its preliminary assessment of the impact of Hurricane Wilma on its Florida properties.

         Hurricane Wilma entered Florida south of Naples and followed an easterly path through the state, exiting on the east coast near West Palm Beach. No injuries to our residents or our employees have been reported. Thirty-three of our 85 Florida properties, generally between Vero Beach and Miami on the east coast and between Sarasota and Fort Myers on the west coast, were impacted by the storm. Most of the impact was related to damage to older homes, carports, aluminum awnings/siding and other debris. Newer homes held up well during the storm; however, older homes, particularly on the east coast, experienced higher levels of damage.

         We are working towards quickly returning our properties to full operating condition, and expect this process to be substantially completed over the next few weeks. Utility service in some parts of Florida's east coast continues to be disrupted, and approximately eight properties have no utility service or limited utility service. One property, Coral Cay in Margate, Florida, containing 819 sites, is expected to be evacuated by local agencies due to disruption in utility service and safety issues resulting from damaged homes and debris. We will work closely with government officials to re-open the property as quickly as possible. A second property, Park City West in Ft. Lauderdale, containing 363 sites, suffered heavy wind-related damage to resident homes.

         The Company believes it has adequate insurance coverage, including business interruption coverage. The Company does not believe the storm will have a material impact on its financial condition or operating results. The Company is assessing its properties and expects utility service to be restored over the next few days to several weeks, depending on location. The Company believes that its fourth quarter 2005 net income per share may be reduced by $.03 to $.05 per fully diluted share. In addition, the Company has historically not offset business interruption losses with expected insurance recoveries until such payments are received from insurance providers. As a result, the impact of any business interruption losses and the timing of insurance recoveries may impact quarter-to-quarter results of operations. With this accounting policy in mind, the Company reaffirms its 2006 guidance.

         Commented Thomas Heneghan, ELS' CEO and President, "Our on-site and regional employees have quickly turned their attention to returning our properties to full operating status. I appreciate their efforts and we expect our properties to be ready for the upcoming winter season. Our thoughts are with those residents whose homes were damaged. We are establishing communication with our out-of-state customers and attempting to obtain information for them regarding their homes or their plans for the winter season."

         Equity LifeStyle Properties, Inc. owns or has an interest in 285 quality properties in 28 states and British Columbia consisting of 106,492 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.


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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.







                                EQUITY LIFESTYLE PROPERTIES, INC




                                BY: /s/ Thomas P. Heneghan
                                    -------------------------------------
                                    Thomas P. Heneghan
                                    President and Chief Executive Officer






DATE:      October 28, 2005